Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ∎ 621 Northwest 53rd Street ∎ Boca Raton, Florida 33487 ∎ www.geogroup.com

THE GEO GROUP REPORTS FIRST QUARTER 2017 RESULTS

Results and Guidance for all Periods is Adjusted to Reflect GEO’s 3-for-2 Stock Split

•	1Q17 Net Income Attributable to GEO of $0.35 per Diluted Share

•	1Q17 Adjusted Net Income of $0.37 per Diluted Share

•	1Q17 Normalized FFO of $0.51 per Diluted Share; 1Q17 AFFO of $0.65 per Diluted Share

•	Updated Split-Adjusted FY17 Guidance for GAAP Net Income Attributable to GEO of $1.27-$1.34 per Diluted Share and Adjusted Net Income of $1.34-$1.41 per Diluted Share

•	Confirmed Split-Adjusted FY17 Guidance for Normalized FFO of $1.93-$2.00 per Diluted Share and AFFO of $2.47-$2.53 per Diluted Share

Boca Raton, Fla. – May 2, 2017 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of evidence-based offender rehabilitation and community reentry services around the globe, reported today its financial results for the first quarter 2017. GEO’s financial results and guidance for all periods are presented on a split-adjusted basis to reflect the recent 3-for-2 split of GEO’s common stock.

First Quarter 2017 Highlights

•	Net Income Attributable to GEO of $0.35 per Diluted Share

•	Adjusted Net Income of $0.37 per Diluted Share

•	Net Operating Income of $142.4 million

•	Normalized FFO of $0.51 per Diluted Share

•	AFFO of $0.65 per Diluted Share

GEO reported first quarter 2017 net income attributable to GEO of $40.4 million, or $0.35 per diluted share, compared to $32.4 million, or $0.29 per diluted share, for the first quarter 2016. GEO’s results for the first quarter 2017 include approximately $2.6 million, net of tax, in mergers and acquisitions related expenses and a $0.3 million gain on sale of real estate assets, net of tax. Adjusting for these items, GEO reported adjusted net income for the first quarter 2017 of $42.7 million, or $0.37 per diluted share.

GEO reported first quarter 2017 Normalized Funds From Operations (“Normalized FFO”) of $58.1 million, or $0.51 per diluted share, compared to $48.7 million, or $0.44 per diluted share, for the first quarter 2016. GEO reported first quarter 2017 Adjusted Funds From Operations (“AFFO”) of $74.0 million, or $0.65 per diluted share, compared to $62.4 million, or $0.56 per diluted share, for the first quarter 2016. GEO reported first quarter 2017 Net Operating Income (“NOI”) of $142.4 million compared to $136.3 million for the first quarter 2016.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are pleased with our strong first quarter results, which were driven by robust financial and operational performance across our diversified platform of real estate, management and programmatic services. Our diversified platform has allowed us to provide cost-effective, high quality services for our government partners while delivering industry-leading, evidence-based rehabilitation programs to the men and women who have been entrusted to our care. We’re also pleased to have been able to confirm our split-adjusted Normalized FFO and AFFO guidance for the full-year despite our recent equity offering of 10.4 million split-adjusted shares in March of this year. We remain focused on expanding the delivery of our services and programs and on the effective allocation of capital to continue to enhance value for our shareholders.”

GEO reported total revenues for the first quarter 2017 of $550.6 million up from $510.2 million for the first quarter 2016. First quarter 2017 revenues reflect $57.2 million in construction revenues associated with the development of the 1,300-bed Ravenhall Facility in Australia (the “Ravenhall, Australia project”) compared to $40.8 million in construction revenues for the first quarter 2016.

2017 Financial Guidance

GEO updated its financial guidance for the full-year 2017 and issued financial guidance for the second quarter of 2017. GEO expects full-year 2017 total revenue to be approximately $2.28 billion, including approximately $102 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. GEO updated its split-adjusted full-year 2017 guidance for Net Income Attributable to GEO in a range of $1.27 to $1.34 per diluted share and Adjusted Net Income in a range of $1.34 to $1.41 per diluted share. GEO confirmed its split-adjusted full-year 2017 guidance for Normalized FFO in a range of $1.93 to $2.00 per diluted share and AFFO in a range of $2.47 to $2.53 per diluted share.

For the second quarter 2017, GEO expects total revenues to be in a range of $581 million to $586 million, including approximately $30 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. For the second quarter 2017, GEO expects Net Income Attributable to GEO to be in a range of $0.29 to $0.31 per diluted share; Adjusted Net Income to be in a range of $0.31 to $0.33 per diluted share; Normalized FFO in a range of $0.46 to $0.48 per diluted share; and AFFO in a range of $0.59 to $0.61 per diluted share.

GEO’s guidance reflects the 3-for-2 split of GEO’s common stock, which was completed on April 24, 2017; the offering of 10,350,000 shares of GEO’s common stock, on a split-adjusted basis, which closed on March 13, 2017; and the refinancing of GEO’s term loan and revolving credit facilities, which was completed on March 23, 2017.

GEO’s guidance also reflects the recent acquisition of Community Education Centers (“CEC”), which closed on April 5, 2017. As previously disclosed, GEO expects the acquisition of CEC to increase GEO’s total revenues by approximately $250 million on a fully annualized basis. In addition, GEO anticipates annual net synergies of approximately $5 million to be realized over 9 to 12 months. GEO expects the CEC acquisition to be 9-11% accretive post-synergies to GEO’s pre-acquisition Adjusted EBITDA on a fully annualized basis beginning in 2018.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Quarterly Dividend

On April 25, 2017, GEO’s Board of Directors declared a quarterly cash dividend of $0.47 per share. GEO’s quarterly cash dividend reflects the effect of the recent 3-for-2 split of GEO’s common stock, which began trading at the split-adjusted price on April 25, 2017. The quarterly cash dividend will be paid on May 19, 2017 to shareholders of record as of the close of business on May 9, 2017. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, EBITDA, and Adjusted EBITDA, and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. The reconciliation tables are also presented herein. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information which is available on GEO’s Investor Relations webpage at investors.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s first quarter financial results as well as its progress and outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Events and Webcasts section of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until May 16, 2017 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10106159.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 143 facilities totaling approximately 100,000 beds, including projects under development, with a growing workforce of approximately 23,500 professionals.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2017, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income attributable to GEO adjusted by subtracting net loss attributable to non-controlling interests, equity in earnings of affiliates, net of income tax provision, and by adding income tax (benefit) provision, interest expense, net of interest income, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax.

EBITDA is defined as Net Operating Income adjusted by subtracting general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax, and by adding equity in earnings of affiliates, pre-tax. Adjusted EBITDA is defined as EBITDA adjusted for net loss/income attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented M&A related expenses, pre-tax, start-up expenses, pre-tax, and gain on sale of real estate assets, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business.

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax and start-up expenses, net of tax.

Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax, start-up expenses, net of tax, and gain on sale of real estate assets, net of tax.

Because of the unique design, structure and use of our correctional facilities, we believe that assessing the performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations.

Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the second quarter of 2017 and full year 2017, the assumptions underlying such guidance, statements regarding the financial and operational impact of the CEC acquisition, and statements regarding future project activations and growth opportunities. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2017 given the various risks to which its business is exposed; (2) the risk that the CEC acquisition will not be integrated successfully or that such integration may be more difficult, time-consuming, or costly than expected; (3) the risk that synergies from the CEC transaction may not be fully realized or may take longer than expected to realize; (4) the risk that the expected increased revenues and Adjusted EBITDA from CEC may not be fully realized or may take longer than expected to realize; (5) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (6) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (7) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (8) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (9) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (10) GEO’s ability to obtain future financing on acceptable terms; (11) GEO’s ability to sustain company-wide occupancy rates at its facilities; (12) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (13) GEO’s ability to remain qualified as a REIT; (14) the incurrence of REIT related expenses; and (15) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

First quarter financial tables to follow:

Condensed Consolidated Statements of Operations

(Unaudited)

	Q1 2017	Q1 2016
	(unaudited)	(unaudited)
Revenues	$550,614	$510,185
Operating expenses	414,707	388,506
Depreciation and amortization	28,949	28,451
General and administrative expenses	42,586	34,061

Operating income	64,372	59,167
Interest income	11,977	4,557
Interest expense	(35,000)	(29,366)

Income before income taxes and equity in earnings of affiliates	41,349	34,358
Provision for income taxes	2,470	3,151
Equity in earnings of affiliates, net of income tax provision	1,487	1,119

Net income	40,366	32,326
Less: Net loss attributable to noncontrolling interests	37	24

Net income attributable to The GEO Group, Inc.	$40,403	$32,350

Weighted Average Common Shares Outstanding:
Basic	113,599	110,813
Diluted	114,478	111,300

Income per Common Share Attributable to The GEO Group, Inc. :
Basic:
Net income per share — basic	$0.36	$0.29

Diluted:
Net income per share — diluted	$0.35	$0.29

Regular Dividends Declared per Common Share	$0.47	$0.43

*	all figures in ‘000s, except per share data

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

Adjusted Net Income Reconciliation

	Q1 2017	Q1 2016
Net Income attributable to GEO	$40,403	$32,350
Add:
Start-up expenses, net of tax	—	1,190
M&A related expenses, net of tax	2,584	—
Gain on sale of real estate assets, net of tax	(261)	—

Adjusted Net Income	$42,726	$33,540

Weighted average common shares outstanding - Diluted	114,478	111,300
Adjusted Net Income Per Diluted Share	$0.37	$0.30

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets

(Unaudited)

	As of	As of
	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Cash and cash equivalents	$434,559	$68,038
Restricted cash and investments	16,839	17,133
Accounts receivable, less allowance for doubtful accounts	307,491	356,255
Contract receivable, current portion	237,649	224,033
Prepaid expenses and other current assets	28,992	32,210

Total current assets	$1,025,530	$697,669

Restricted Cash and Investments	21,678	20,848
Property and Equipment, Net	1,909,698	1,897,241
Non-Current Contract Receivable	302,836	219,783
Deferred Income Tax Assets	30,039	30,039
Intangible Assets, Net (including goodwill)	814,268	819,317
Other Non-Current Assets	62,966	64,512

Total Assets	$4,167,015	$3,749,409

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$84,858	$79,637
Accrued payroll and related taxes	51,282	55,260
Accrued expenses and other current liabilities	119,908	131,096
Current portion of capital lease obligations, long-term debt, and non-recourse debt	255,123	238,065

Total current liabilities	$511,171	$504,058

Other Non-Current Liabilities	89,308	88,656
Capital Lease Obligations	7,098	7,431
Long-Term Debt	2,089,499	1,935,465
Non-Recourse Debt	224,291	238,842
Shareholders’ Equity	1,245,648	974,957

Total Liabilities and Shareholders’ Equity	$4,167,015	$3,749,409

*	all figures in ‘000s

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO

(Unaudited)

	Q1 2017	Q1 2016
	(unaudited)	(unaudited)
Net Income attributable to GEO	$40,403	$32,350
Add:
Real Estate Related Depreciation and Amortization	15,386	15,142
Gain on sale of real estate assets, net of tax	(261)	—

Equals: NAREIT defined FFO	$55,528	$47,492

Add:
Start-up expenses, net of tax	—	1,190
M&A related expenses, net of tax	2,584	—

Equals: FFO, normalized	$58,112	$48,682

Add:
Non-Real Estate Related Depreciation & Amortization	13,563	13,309
Consolidated Maintenance Capital Expenditures	(6,423)	(5,240)
Stock Based Compensation Expenses	4,963	3,241
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	3,806	2,366

Equals: AFFO	$74,021	$62,358

Weighted average common shares outstanding - Diluted	114,478	111,300

FFO/AFFO per Share - Diluted
Normalized FFO Per Diluted Share	$0.51	$0.44

AFFO Per Diluted Share	$0.65	$0.56

Regular Common Stock Dividends per common share	$0.47	$0.43

*	all figures in ‘000s, except per share data

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to

Net Operating Income, EBITDA and Adjusted EBITDA

(Unaudited)

	Q1 2017	Q1 2016
	(unaudited)	(unaudited)
Net Income attributable to GEO	$40,403	$32,350
Less
Net loss attributable to noncontrolling interests	37	24

Net Income	$40,366	$32,326

Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(1,487)	(1,119)
Income tax provision	2,470	3,151
Interest expense, net of interest income	23,023	24,809
Depreciation and amortization	28,949	28,451
General and administrative expenses	42,586	34,061

Net Operating Income, net of operating lease obligations	$135,907	$121,679

Add:
Operating lease expense, real estate	6,483	12,681
Start-up expenses, pre-tax	—	1,939

Net Operating Income (NOI)	$142,390	$136,299

Subtract (Add):
General and administrative expenses	42,586	34,061
Operating lease expense, real estate	6,483	12,681
Start-up expenses, pre-tax	—	1,939
Equity in earnings of affiliates, pre-tax	(2,098)	(1,590)

EBITDA	$95,419	$89,208

Adjustments
Net loss attributable to noncontrolling interests	37	24
Stock based compensation expenses, pre-tax	4,963	3,241
Start-up expenses, pre-tax	—	1,939
M&A related expenses, pre-tax	2,620	—
Gain on sale of real estate assets, pre-tax	(261)	—

Adjusted EBITDA	$102,778	$94,412

*	all figures in ‘000s

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2017 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2017
Net Income Attributable to GEO	$154,000	to	$162,500
Real Estate Related Depreciation and Amortization	71,000		71,000

Funds from Operations (FFO)	$225,000	to	$233,500

Adjustments
M&A and Transition Related Expenses	8,000		8,000

Normalized Funds from Operations	$233,000	to	$241,500

Non-Real Estate Related Depreciation and Amortization	61,000		61,000
Consolidated Maintenance Capex	(26,500)		(27,000)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	31,000		31,000

Adjusted Funds From Operations (AFFO)	$298,500	to	$306,500

Net Cash Interest Expense	83,000		83,000
Consolidated Maintenance Capex	26,500		27,000
Income Taxes	20,000		20,000

Adjusted EBITDA	$428,000	to	$436,500

G&A Expenses	176,000		176,000
Non-Cash Stock Based Compensation	(16,000)		(16,000)
Equity in Earnings of Affiliates	(6,000)		(6,000)
M&A and Transition Related Expenses	(8,000)		(8,000)
Real Estate Related Operating Lease Expense	30,000		30,000

Net Operating Income	$604,000	to	$612,500

FFO Per Diluted Share (Normalized)	$1.93	to	$2.00
AFFO Per Diluted Share	$2.47	to	$2.53
Weighted Average Common Shares Outstanding-Diluted	121,000	to	121,000

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations